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                                                                 12/31/97
                                                                 SEC FORM U-3A-2


                                   EXHIBIT A


A consolidating statement of income and surplus of the claimant and its subsidiary companies for the last calendar year, together with a consolidating balance sheet of claimant and its subsidiary companies as of the close of such calendar year.

               [TO BE SUPPLEMENTED ON OR BEFORE MARCH 31, 1998.]